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                                                                  EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


U.S. Technologies Inc.
Marietta, Georgia



         We hereby consent to the incorporation by reference of our reports dated March 17, 2000, except for Note 18, which is as of April 5, 2000, relating to the consolidated financial statements appearing in the Company's Form 10-K for the year ended December 31, 1999, into the Company's previously filed registration statement on Form S-8, Registration No. 333-31518, relating to the Company's 1999 Stock Option Plan, including the prospectus therein.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                    BDO SEIDMAN, LLP



Atlanta, Georgia
April 6, 2000